UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 21, 2007

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events of Importance to Security Holders

On December 21, 2007, Janus Capital Group Inc. (the “Company”) purchased at amortized cost plus accrued interest approximately $109 million of securities in the aggregate (“Securities”) from the Janus Institutional Money Market Fund, the Institutional Cash Management Fund and the Janus Money Market Fund (collectively, the “Funds”).  The Securities were issued by Victoria Finance Ltd and Victoria Finance LLC through Stanfield Victoria Funding LLC.  Janus Capital Management LLC, a subsidiary of the Company, is the investment adviser to the Funds.

The Securities were downgraded on December 21, 2007, by Moody’s to Baa3/Not Prime.  Although the Securities remain investment grade, the Company is taking this action to protect investors in the Funds from possible losses associated with this downgrade.  At the time of this current report on Form 8-K, the Company had not received the valuation of the Securities following the downgrade and is unable to provide a preliminary estimate of any potential write-down.  The Securities are scheduled to mature between March 27, 2008 and May 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: December 21, 2007	By:	/s/Gregory A. Frost
Senior Vice President and Chief Financial Officer